                                                                  EXHIBIT 10.1

                                                                  8/24/99  DRAFT

                         TAX DISAFFILIATION AGREEMENT

                                     AMONG

                                BLACKROCK, INC.
                          PNC ASSET MANAGEMENT, INC.
                                      AND
                                PNC BANK CORP.



                          DATED AS OF ______ __, 1999

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I   DEFINITIONS                                                                       4

     1.01.  Certain Defined Terms.                                                            4

ARTICLE II  PREPARATION AND FILING OF TAX RETURNS                                             6

     2.01.  Consolidated Returns.                                                             6
     2.02.  Combined Returns.                                                                 6
     2.03.  Separate Returns.                                                                 6
     2.04.  Carrybacks and Carryovers - PNC Asset Management Group Consolidated Tax
            Returns.                                                                          7
     2.05.  Carrybacks and Carryovers - PNC Group Consolidated Tax Returns.                   7
     2.06.  Carrybacks and Carryovers - Combined Returns.                                     8
     2.07.  Ownership Change.                                                                 8

ARTICLE III TAX PAYMENTS - PNC ASSET MANAGEMENT GROUP                                         8

     3.01.  General Rule.                                                                     8
     3.02.  Subsequent Adjustments.                                                           9
     3.03.  Hypothetical Federal Tax Liability.                                               9

ARTICLE IV  TAX PAYMENTS - COMBINED RETURNS                                                  10

     4.01.  General Rule.                                                                    10
     4.02.  Subsequent Adjustments.                                                          10
     4.03.  Hypothetical Combined Tax Liability.                                             11

ARTICLE V   TAX PAYMENTS - PNC GROUP                                                         11

     5.01.  Adjustments.                                                                     11

ARTICLE VI  TAX AUDITS AND ADMINISTRATIVE MATTERS                                            11

     6.01.  Tax Audits and Controversies.                                                    11
     6.02.  Retention of Books and Records.                                                  12
     6.03.  Cooperation Regarding Return Filing, Examinations, and Controversies.            12
     6.04.  Interest on Late Payments.                                                       13
     6.05.  Character and Effect of Payments.                                                13

ARTICLE VII GENERAL PROVISIONS                                                               13

     7.01.  Complete Agreement; Construction.                                                13
     7.02.  Survival of Agreements.                                                          13
     7.03.  Governing Law.                                                                   13
     7.04.  Notices.                                                                         13
     7.05.  Amendments.                                                                      14
     7.06.  Successors and Assigns.                                                          14

     7.07.  No Third-Party Beneficiaries.                              14
     7.08.  Headings.                                                  14
     7.09.  Severability.                                              14
     7.10.  Counterparts.                                              15

     TAX DISAFFILIATION AGREEMENT, dated as of AUGUST _, 1999 (this "Agreement"), among BlackRock, Inc., a Delaware corporation ("BlackRock"), on
 ---------
behalf of itself and its subsidiaries, PNC Asset Management, Inc., a Delaware corporation ("PNC Asset Management"), and PNC Bank Corp., a Pennsylvania corporation ("PNC").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, PNC owns 100% of the stock of PNC Bancorp, Inc. ("PNC Bancorp"), PNC Bank, N.A. ("PNC Bank") is a first-tier wholly owned subsidiary of PNC Bancorp, PNC Bank owns 100% of the stock of PNC Investment Holdings,
Inc. ("PNC Investment Holdings") and a 50% membership interest in PNC Investment Holdings, LLC, a Delaware limited liability company treated as a partnership for federal income tax purposes, PNC Investment Holdings owns the other 50% interest in PNC Investment Holdings, LLC and PNC Investment Holdings, LLC owns 100% of PNC Asset Management;

     WHEREAS, PNC Asset Management owns 82.29% of the common, and only outstanding stock of BlackRock;

     WHEREAS, the Board of Directors of BlackRock has determined that it would be in the best interest of BlackRock to effect a public offering (the "IPO") of BlackRock;

     WHEREAS, PNC is the common parent of a consolidated group (the "PNC Group"), within the meaning of Section 1.1502-1(h) of the United States Treasury Regulations, which included BlackRock and certain of its subsidiaries for periods including March 1, 1995 until March 31, 1998;

     WHEREAS, PNC Asset Management is the common parent of a consolidated group (the "PNC Asset Management Group"), within the meaning of Section 1.1502-1(h) of the United States Treasury Regulations, which includes BlackRock and its subsidiaries beginning April 1, 1998;

     WHEREAS, BlackRock Financial Management, Inc.("BFM"), filed a separate federal income tax return for the period February 1, 1998 to March 31, 1998;

     WHEREAS, BlackRock and certain of its subsidiaries have been or will be included in various state or local combined or unitary income or franchise tax filings with certain PNC subsidiaries in various periods through December 31, 1999;

     WHEREAS, after the IPO, it is anticipated that BlackRock will cease to be a member of the PNC Asset Management Group;

     WHEREAS, after the IPO, it is anticipated that BlackRock will be the common parent of a consolidated group (the "BlackRock Group") within the meaning of
Section 1.1502-1(h) of the United States Treasury Regulations;

     WHEREAS, BlackRock, PNC Asset Management and PNC have determined that it is appropriate and desirable to set forth agreement with respect to income, franchise or similar taxes due for periods both before and after the IPO and with respect to certain liabilities that may be asserted in respect of the tax of BlackRock and its subsidiaries;

     WHEREAS, BlackRock entered into an agreement with PNC on August, _________, 1999 with respect to the provision of tax services by PNC for BlackRock (the "Services Agreement").

     NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, BlackRock, PNC Asset Management and PNC hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01   Certain Defined Terms. As used in this Agreement, the
                    ---------------------
following terms shall have the following meanings:

     "Agreement" has the meaning specified in the preamble to this Agreement.
      ---------

     "Apportionment Factor" means payroll, receipts, property, deposits or any
      --------------------
other factor used by a governmental authority to determine an Apportionment Percentage and computed with the numerator being the payroll, receipts, property, deposits or other appropriate measure attributable to a given state and locality and the denominator being such amount attributable everywhere.

     "Apportionment Percentage" means the average, determined under the
      ------------------------
applicable statutory provisions, of the Apportionment Factors which Apportionment Percentage is used generally to apportion total taxable income to the various states and localities.

     "BFM" has the meaning specified in the preamble to this Agreement
      ---

     "BlackRock" has the meaning specified in the preamble to this Agreement.
      ---------

     "BlackRock Group" has the meaning specified in the preamble to this
      ---------------
Agreement.

     "Code" means the United States Internal Revenue Code of 1986, as amended,
      ----
and any successor thereto.

     "Combined Return" means, as the context requires, a consolidated, combined
      ---------------
or unitary foreign, state or local income or franchise tax return to the extent such return includes BlackRock and/or one or more of its subsidiaries.

     "Consolidated Return" means, as the context requires, the consolidated
      -------------------
United States federal income tax return for the BlackRock Group, PNC Group or the PNC Asset Management Group.

     "Final Determination" means, with respect to any issue or item for any
      -------------------
taxable period: (i) a decision by a court of competent jurisdiction, but only after such decision has become final and unappealable; (ii) the expiration of the time for filing a claim for refund or, if a refund claim has been timely filed, the time for instituting a suit in respect of such refund claim, provided that no further adjustment to the items of income, gain, loss, deduction or credit for such period may thereafter be made; (iii) the execution by or on behalf of the relevant taxpayer and the IRS of a closing agreement under Section 7121 of the Code or comparable agreements under the laws of other jurisdictions;
(iv) the acceptance by the IRS or its counsel of a tender pursuant to an offer in compromise under Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (v) the execution of a Form 870 or Form 870AD and the subsequent payment of the tax deficiency or the receipt of the refund reflected therein; or (vi) any other final and irrevocable determination of the tax liability of a party to this Agreement for any taxable period.

     "Hypothetical Apportionment Factor" means the Apportionment Factor computed
      ---------------------------------
using BlackRock and/or its relevant subsidiaries' payroll, receipts, property, deposits or other appropriate measure divided by the entire payroll, receipts, property, deposits or other appropriate measure as reported on a Combined Return.

     "Hypothetical Combined Apportionment Percentage" means an Apportionment
      ----------------------------------------------
Percentage computed using Hypothetical Apportionment Factors.

     "Hypothetical Combined Income" means the total taxable income shown on a
      ----------------------------
Combined Return multiplied by the Hypothetical Combined Apportionment
Percentage.

     "Hypothetical Combined Tax Liability" has the meaning set forth in Section
      -----------------------------------
4.03.

     "Hypothetical Combined Tax Return" means the hypothetical estimated or
      --------------------------------
final income tax returns or income tax calculation of the BlackRock Group's relevant subsidiaries showing the Hypothetical Combined Tax Liability.

     "Hypothetical Federal Tax Liability" has the meaning set forth in Section
      ----------------------------------
3.03.

     "Hypothetical Federal Tax Return" means the hypothetical estimated or final
      -------------------------------
income tax returns of the BlackRock Group showing the Hypothetical Federal Tax Liability.

     "IPO" has the meaning specified in the preamble to this Agreement
      ---

     "IPO Date" means the date of the closing of the IPO. For all purposes of
      --------
this Agreement, the IPO shall be deemed effective as of the close of business on the IPO Date.

     "IRS" means the United States Internal Revenue Service.
      ---

     "PNC" has the meaning specified in the preamble to this Agreement
      ---

     "PNC Asset Management" has the meaning specified in the preamble to this
      --------------------
Agreement.

     "PNC Asset Management Group" has the meaning specified in the preamble to
      --------------------------
this Agreement.

     "PNC Bank" has the meaning specified in the preamble to this Agreement.
      --------

     "PNC Group" has the meaning specified in the preamble to this Agreement.
      ---------

     "Separate Return" means the separate foreign, federal, state, or local
      ---------------
income or franchise tax return for BlackRock or its subsidiaries for any period during which it is not part of a Consolidated Return or a Combined Return.

     "Services Agreement" has the meaning specified in the preamble to this
      ------------------
Agreement.

     "Tax Adjustment" means any adjustments made by the IRS or other
     ---------------
governmental authority with respect to any income or franchise tax return.

     "Tax Documents" has the meaning specified in Section 5.02.
      -------------


                                  ARTICLE II

                     PREPARATION AND FILING OF TAX RETURNS

     SECTION 2.01.  Consolidated Returns (a) PNC shall prepare or shall cause to
                    --------------------
be prepared all Consolidated Returns for the PNC Group that are required to be filed for calendar year 1998, and later taxable years on a timely basis. PNC will file the Consolidated Returns and will pay to the IRS the consolidated United States federal income tax liabilities reported on these returns (or as a result of any subsequent adjustments thereto) on a timely basis.

     (b) PNC Asset Management shall prepare or shall cause to be prepared all Consolidated Returns for the PNC Asset Management Group that are required to be filed for any tax period on a timely basis. PNC Asset Management will file the Consolidated Returns and will pay to the IRS the consolidated United States federal income tax liabilities reported on these returns (or as a result of any subsequent adjustments thereto) on a timely basis.

     (c) BlackRock shall prepare or shall cause to be prepared all Consolidated Returns for the BlackRock Group that are required to be filed for all taxable years beginning after the IPO Date. BlackRock will file the Consolidated
Returns and will pay to the IRS the consolidated United States federal income tax liabilities reported on these returns (or as a result of any subsequent adjustments thereto) on a timely basis.

     SECTION 2.02.  Combined Returns. (a) PNC shall prepare or shall cause to be
                    ----------------
prepared all Combined Returns, for all taxable years, which include a subsidiary which is not BlackRock or a BlackRock subsidiary. PNC will timely file such Combined Returns and will timely pay to the appropriate foreign, state, or local tax authority the combined tax liabilities reported on these returns (or as a result of any subsequent adjustments thereto).

     (b) PNC shall prepare or cause to be prepared all Combined Returns, for all taxable years, beginning before the IPO Date, which include BlackRock or its subsidiaries. PNC will timely file such Combined Returns and will timely pay to the appropriate foreign, state, or local tax authority the combined tax liabilities reported on these returns (or as a result of any subsequent adjustments thereto).

     (c) BlackRock shall prepare or shall cause to be prepared all Combined Returns, for all taxable years beginning after the IPO Date, which include BlackRock or its subsidiaries and which do not include a PNC subsidiary that is not BlackRock or its subsidiaries. BlackRock will timely file such Combined Returns and will timely pay to the appropriate foreign, state or local tax authority the combined tax liabilities reported on these returns (or as a result of any subsequent adjustments thereto).

     SECTION 2.03.  Separate Returns. BlackRock shall prepare, or shall cause to
                    ----------------
be prepared, and file all Separate Returns required to be filed after the IPO Date. Subject to the provisions of this Agreement and the Services Agreement, all decisions relating to the preparation and filing of Separate Returns and Combined Returns which do not include PNC or a PNC subsidiary (excepting a BlackRock subsidiary) and any audit or other review of such Separate Returns shall be made in the sole discretion of BlackRock.

     SECTION 2.04.  Carrybacks and Carryovers - PNC Asset Management Group
                    ------------------------------------------------------
Consolidated Returns. (a) For purposes of preparing Separate Returns for taxable
--------------------
periods beginning after the IPO Date, loss or credit carryovers of the PNC Asset Management Group shall be allocated between PNC Asset Management and BlackRock (and its subsidiaries) in accordance with the principles of Section 1.1502-21 of the United States Treasury Regulations, or successor provisions, based on their relative contributions toward generating the carryovers while they were included in PNC Asset Management Group's Consolidated Returns. Such allocation shall be calculated by PNC Asset Management, but BlackRock shall have the right to review and approve any such allocation and the parties agree to consult in good faith with respect to any issues arising as a result of the review of any such allocation.

     (b) PNC Asset Management shall prepare all refund claims with respect to a loss or credit carryback from a PNC Asset Management Group Consolidated Return with respect to any taxable year beginning on or before the IPO Date to an earlier PNC Asset Management Group Consolidated Return. PNC Asset Management will file the refund claim prepared pursuant to this Section 2.03(b). To the extent any refund is received by PNC Asset Management with respect to any such loss or credit carryback, PNC Asset Management shall pay to BlackRock within thirty (30) days of receipt of such refund any portion of such refund that is owed to BlackRock.

     (c) Upon a request of BlackRock, PNC Asset Management shall file the refund claim requested with respect to a loss or credit carryback from a Separate Return of BlackRock (or successor corporation) to an earlier PNC Asset Management Group Consolidated Return and will promptly transmit to the requesting party any refund received by PNC Bank Asset Management, which is attributable to such refund claim.

     (d) If PNC Asset Management pays BlackRock any amount under Section 2.04(b) or (c), BlackRock hereby agrees to indemnify PNC Asset Management for any subsequent increase in income or franchise tax liability of PNC Asset Management arising out of a Final Determination which results in a subsequent reduction of the amount of such carryback arising from a Tax Adjustment, including any deficiency interest, penalties or additions to tax payable with respect thereto.

     SECTION 2.05.  Carrybacks and Carryovers - PNC Group Consolidated Returns.
                    ----------------------------------------------------------
(a) For purposes of preparing Separate Returns for taxable periods beginning after the IPO Date, loss or credit carryovers of the PNC Group shall be allocated between PNC (and its subsidiaries) and BlackRock (and its subsidiaries) in accordance with the principles of Section 1.1502-21 of the United States Treasury Regulations, or successor provisions, based on their relative contributions toward generating the carryovers while they were included in the PNC Group's Consolidated Returns. Such allocation shall be calculated by PNC, but BlackRock shall have the right to review and approve any such allocation and the parties agree to consult in good faith with respect to any issues arising as a result of the review of any such allocation.

     (b) PNC shall prepare all refund claims with respect to a loss or credit carryback from a PNC Group Consolidated Return to an earlier PNC Group Consolidated Return. To the extent any refund is received by the PNC Group with respect to any such loss or credit carryback, the PNC Group shall pay to BlackRock within thirty (30) days of receipt of such refund any portion of such refund that is owed to BlackRock.

     (c) Upon a request of BlackRock, the PNC Group shall prepare and file the refund claim requested with respect to a loss or credit carryback from a Separate Return of BlackRock (or successor corporation) or BlackRock Group Consolidated Return to an earlier PNC Group Consolidated Return and will promptly transmit to the requesting party any refund received by PNC which is attributable to such refund claim.

     (d) If PNC pays BlackRock any amount under Section 2.05(b) or (c), BlackRock hereby agrees to indemnify PNC for any subsequent increase in income or franchise tax liability arising out of Final Determination which results in a subsequent reduction of the amount of such carryback arising from a Tax Adjustment, including any deficiency interest, penalties or additions to tax payable with respect thereto.

     SECTION 2.06.  Carrybacks and Carryovers - Combined Returns. (a) PNC shall
                    --------------------------------------------
prepare or shall cause to be prepared all refund claims with respect to a loss or credit carryback from any tax return to a Combined Return which includes a subsidiary which was not BlackRock or a BlackRock subsidiary. To the extent any refund is received by PNC (or any of its subsidiaries, excluding BlackRock or a BlackRock subsidiary) with respect to any such loss or credit carryback, PNC shall pay or shall cause to be paid to BlackRock within thirty (30) days of receipt of such refund any portion of such refund that is owed to BlackRock.

     (b) Upon a request of BlackRock, PNC shall prepare and file, or shall cause to be filed, the refund claim requested with respect to a loss or credit carryback from a Separate state, local or Combined Return of BlackRock (or successor corporation) or any of its subsidiaries to an earlier Combined Return of which BlackRock or any of its subsidiaries was a part with PNC or any of its subsidiaries (which was not BlackRock or a BlackRock subsidiary) and will promptly transmit to the requesting party a refund received by PNC (or any of its subsidiaries) which is attributable to such refund claim.

     (c)  If PNC or any of its subsidiaries pays BlackRock any amount under
Section 2.06(a) or (b), BlackRock hereby agrees to indemnify PNC and its subsidiaries for any subsequent increase in income or franchise tax liability arising out of a Final Determination which results in subsequent reduction of the amount of such carryback arising from a Tax Adjustment, including any deficiency interest, penalties or additions to tax payable with respect thereto.

     SECTION 2.07.  Ownership Change.  If either PNC Asset Management or PNC
                    ----------------
undergoes an ownership change (within the meaning of Section 382(g) of the Code) either before or after the IPO, PNC Asset Management or PNC, as the case may be, agrees to make (or refrain from making) any election or allocation (or take or not take any action) that is reasonably requested by BlackRock. A request of BlackRock will be considered reasonable if such requested election, allocation or action would allow BlackRock to use any net operating loss carryover (or other tax attribute) in an efficient manner taking into account BlackRock's projections of taxable income in the future.


                                  ARTICLE III

                   TAX PAYMENTS - PNC ASSET MANAGEMENT GROUP

     SECTION 3.01.  General Rule. (a) BlackRock shall pay to PNC Asset
                    ------------
Management the amount of any Hypothetical Federal Tax Liability for the tax year ended December 31, 1998 and later tax years with respect to any PNC Asset Management Group Consolidated Return. BlackRock shall pay any such amount to PNC Asset Management, not later than the time or times such amount (or any portion thereof) would be due to the IRS or other governmental authority if BlackRock and its subsidiaries filed a separate Consolidated Return.

     (b) Where BlackRock and its subsidiaries are members of the PNC Asset Management Group's Consolidated Return, BlackRock shall prepare or shall cause to be prepared Hypothetical Federal Tax Returns for the tax year ended December 31, 1998, and later tax years at least three (3) days before the time any payment of estimated or final annual income tax of BlackRock (or its subsidiaries) is due to the IRS. PNC Asset Management Corp. shall have the right to review and approve any such Hypothetical Federal Tax Return and the parties agree to consult in good faith with respect to any issues arising as a result of the review of any such Hypothetical Federal Tax Return by BlackRock.

     SECTION 3.02.  Subsequent Adjustments. (a) If any Tax Adjustments
                    ----------------------
(including the filing of an amended return or refund claim to reflect any such adjustments) are made with respect to any PNC Asset Management Group Consolidated Return then to the extent that such adjustments:

     (i) increase BlackRock's Hypothetical Federal Tax Liability, BlackRock shall pay such amount to PNC Asset Management , or

     (ii) decrease BlackRock's Hypothetical Federal Tax Liability, PNC Asset Management shall pay such amount to BlackRock.

     If BlackRock or PNC Asset Management shall have any liability as a result of this Section 3.02, the amount thereof shall be paid within thirty (30) days following the date on which a Final Determination has occurred; provided, however, that to the extent PNC Asset Management receives any refund from the IRS or other governmental authority, PNC Asset Management shall pay any amount owed to BlackRock within thirty (30) days of receipt of the refund.

     (b) PNC Asset Management agrees to indemnify and hold harmless BlackRock against and from any liability for income tax and related interest, penalties and additions to tax in excess of BlackRock's Hypothetical Federal Tax Liability. BlackRock agrees to indemnify and hold PNC Asset Management harmless against and from any liability for income or franchise tax and related interest, penalties and additions to tax with respect to BlackRock's Hypothetical Federal Tax Liability.

     SECTION 3.03.  Hypothetical Federal Tax Liability. The Hypothetical Federal
                    ----------------------------------
Tax Liability of BlackRock for a taxable year shall be computed as follows:

     (i) Such computation shall be made as though BlackRock had filed a Consolidated Tax Return for the hypothetical group consisting of itself and its subsidiaries (the "BlackRock Group").

     (ii) Such computation shall be made solely by reference to items of income, gain, deduction, loss and credit in the current and prior taxable years of the BlackRock Group, notwithstanding that any such item may require a different treatment or limitation in the Consolidated Return.

     (iii) Items of income, gain, loss or deduction arising from a transaction described in Section 1.1552-1(a)(2)(ii) of the Treasury Regulations, or successor provision, shall be taken into account by the BlackRock Group, in the same manner and in the same taxable years as such items are actually taken into account on the Consolidated Return.

     (iv) Carryovers and carrybacks of losses, credits or similar items shall be computed using any of such items that would be available, but subject to the same limitations that would exist, if the BlackRock Group had filed a consolidated, combined or unitary tax return for each year since the organization of BlackRock, notwithstanding that there is no actual carryover or carryback or there is a larger or smaller carryover or carryback as a result of filing a Consolidated Return or a Combined Return.

     (v) The treatment of any item affecting the computation of the Hypothetical Federal Tax Liability shall be (A) in accordance with Federal income tax law, (B) consistent with the treatment, if any, of such item in BlackRock's similar calculations for any prior tax period unless the inconsistency is one that would not require IRS approval or unless PNC Asset Management has obtained such approval and (C) such as to minimize the actual and estimated Hypothetical Federal Tax Liability and the amount of taxes payable by BlackRock hereunder. BlackRock shall have the right to make any and all elections permitted by law with respect to the treatment of items of income, deduction or credit for it and its subsidiaries.

     (vi) Such computations shall take into account any related deficiency interest, penalties and additions to tax.

                                  ARTICLE IV

                        TAX PAYMENTS - COMBINED RETURNS

     SECTION 4.01.  General Rule. (a) BlackRock shall pay to PNC, or to a PNC
                    ------------
subsidiary if appropriate, the amount of BlackRock's Hypothetical Combined Tax Liability with respect to any Combined Return which includes a PNC subsidiary which is not BlackRock or a BlackRock subsidiary. BlackRock shall pay any such amount to PNC or a PNC subsidiary not later than the time or times such amount (or any portion thereof) would be due to a governmental authority if BlackRock or its subsidiaries filed a separate return.

     (b) PNC shall prepare, or shall cause to be prepared, Hypothetical Combined Tax Returns which include a PNC subsidiary which is not BlackRock or a BlackRock subsidiary, for all tax years at least three (3) days before the time any payment of estimated or final annual income tax of BlackRock (or its subsidiaries) is due to a governmental authority. BlackRock shall have the right to review any such Hypothetical Combined Tax Return and the parties agree to consult in good faith with respect to any issues arising as a result of the review of any such Hypothetical Combined Tax Return by BlackRock.

     SECTION 4.02.  Subsequent Adjustments. (a) If any Tax Adjustments
                    ----------------------
(including the filing of an amended return or refund claim to reflect any such adjustments) are made with respect to any Combined Return then to the extent that such adjustments, as a result of a Final Determination:

     (i) increase BlackRock's Hypothetical Combined Tax Liability, BlackRock shall pay such amount to PNC or a PNC subsidiary, or

     (ii) decrease BlackRock's Hypothetical Combined Tax Liability, PNC or a PNC subsidiary shall pay such amount to BlackRock.

If BlackRock, PNC or a PNC subsidiary shall have any liability as a result of this Section 4.02, the amount thereof shall be paid within thirty (30) days following the date on which a Final Determination has occurred; provided, however, that to the extent PNC or a PNC subsidiary receives any refund from a governmental authority, PNC or a PNC subsidiary shall pay any amount owed to BlackRock within thirty (30) days of receipt of the refund.

     (b) PNC agrees to indemnify and hold harmless BlackRock against and from any liability for income or franchise tax and related interest, penalties and additions to tax in excess of BlackRock's Hypothetical Combined Tax Liability. BlackRock agrees to indemnify and hold PNC and its subsidiaries harmless against and from any liability for income or franchise tax and related interest, penalties and additions to tax with respect to BlackRock's Hypothetical Combined Tax Liability.

     SECTION 4.03.  Hypothetical Combined Tax Liability.  The Hypothetical
                    -----------------------------------
Combined Tax Liability of BlackRock for a taxable year shall be computed by multiplying the applicable statutory tax rate by the Hypothetical Combined Income.

                                   ARTICLE V

                           TAX PAYMENTS - PNC GROUP

     SECTION 5.01.  Adjustments.  (a) If any Tax Adjustments (including the
                    -----------
filing of an amended return or refund claim to reflect any such adjustments) are made with respect to any PNC Group Consolidated Return then to the extent that such adjustments:

     (i) increase BlackRock's federal tax liability, BlackRock shall pay such amount to PNC, or

     (ii) decrease BlackRock's federal tax liability, PNC shall pay such amount to BlackRock.

     (b) For purposes of Section 5.01(a) BlackRock's federal tax liability shall be determined in the same manner and using the same principles as were used when the PNC Group Consolidated Return was originally filed; that is to say, each member of the Consolidated Return's liability was computed as if it had filed a separate return except where its separate items of deduction, loss, or credit could not be utilized on the Consolidated Return.

     (c) PNC agrees to indemnify and hold harmless BlackRock against and from any liability for income tax, arising as a result of BlackRock's inclusion in a PNC Group Consolidated Return, in excess of the amounts determined in accordance with Sections 5.01(a) and 5.01(b), including any obligation arising under Treasury Regulation Sec. 1.1502-6. BlackRock agrees to indemnify and hold harmless PNC against and from amounts determined in accordance with Sections 5.01(a) and 5.01(b).


                                  ARTICLE VI

                     TAX AUDITS AND ADMINISTRATIVE MATTERS

     SECTION 6.01.  Tax Audits and Controversies. (a) Except as otherwise
                    ----------------------------
provided in this Section 6.0l, PNC Asset Management shall have the exclusive authority and obligation to represent each member of the PNC Asset Management Group before the IRS or before any court with respect to any matter affecting the income tax liability with respect to any Consolidated Return of the PNC Asset Management Group. PNC Asset Management shall consult with BlackRock with regard to any such administrative or judicial proceeding and any proposed compromise or settlement thereof and take the best interests of all parties into account. Such representation shall include, but shall not be limited to exclusive control over (i) any response to any examination by a governmental authority of any tax returns, and (ii) any contest through a Final Determination of any issue included in any tax return but not limited to (A) whether and in what forum to conduct such contest and (B) whether and on what basis to settle such contest.

     (b) Except as otherwise provided in this Section 6.0l, PNC shall have the exclusive authority and obligation to represent each member of the PNC Group before the IRS or before any

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


court with respect to any matter affecting the income tax liability with respect to any Consolidated Return of the PNC Group. PNC shall consult with BlackRock with regard to any such administrative or judicial proceeding and any proposed compromise or settlement thereof and take the best interests of all parties into account. Such representation shall include, but shall not be limited to, exclusive control over (i) any response to any examination by a governmental authority of any tax returns and (ii) any contest through a Final Determination of any issue included in any tax return but not limited to (A) whether and in what forum to conduct such contest and (B) whether and on what basis to settle such contest.

     (c) PNC shall have the exclusive authority and obligation to represent each member of a Combined Return before any governmental authority or before any Court with respect to any matter affecting the income or franchise tax liability with respect to any Combined Return which includes PNC or any of its subsidiaries which is not BlackRock or a BlackRock subsidiary. PNC shall consult BlackRock with regard to any such administrative or judicial proceedings and any proposed compromise or settlement thereof and take the best interests of all parties into account. Such cooperation shall include, but not be limited to, making available, during normal business hours, and within thirty (30) days after any request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter.

     (d) PNC Asset Management and PNC, respectively, shall give timely notice to BlackRock of any inquiry, the assertion of any claim or the commencement of any suit, action or proceeding of which it first is made aware by any governmental authority. Each party shall give the other party or parties such information with respect thereto as such other party or parties may reasonably request.

     SECTION 6.02.  Retention of Books and Records. BlackRock, PNC Asset
                    ------------------------------
Management and PNC agree to retain all Consolidated Returns and Combined Returns, related schedules and workpapers, and all records and other documents relating thereto (collectively, the "Tax Documents") existing on the date hereof
                                     -------------
or later created, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate. No Tax Documents shall be destroyed or otherwise disposed of by BlackRock, PNC Asset Management or PNC (or any affiliate) until the party (or parties) intending to make such disposition has given the other parties at least thirty (30) days advance notice thereof, whereupon the party receiving such notice shall have the right, at its own expense, to take possession of such Tax Documents.

     SECTION 6.03.  Cooperation Regarding Return Filing, Examinations, and
                    ------------------------------------------------------
Controversies. Each member of the BlackRock Group, PNC Asset Management Group
-------------
or PNC Group, respectively, shall fully cooperate with other members and their representatives, in a prompt and timely manner, in connection with the preparation and filing of any inquiry, audit, examination, investigation, dispute or litigation involving any Consolidated Return or Combined Return. Such cooperation shall include, but not be limited to, making available, during normal business hours, and within thirty (30) days after any request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter.

     BlackRock agrees on behalf of itself and each member of BlackRock Group, respectively, to execute and deliver to PNC Asset Management when so requested by PNC Asset Management, any power of attorney required to allow PNC Asset Management and its counsel to represent the PNC Asset Management Group in any controversy which PNC Asset Management shall have the right to control pursuant to the terms of Section 6.01.

     BlackRock agrees on behalf of itself and each member of BlackRock Group, respectively, to execute and deliver to PNC when so requested by PNC any power of attorney required to allow PNC and its counsel to represent the PNC Group, PNC, or any of its subsidiaries which is not BlackRock or a BlackRock subsidiary in any controversy which PNC shall have the right to control pursuant to the terms of Section 6.01.

     SECTION 6.04.  Interest on Late Payments. Any amount payable under this
                    -------------------------
Agreement shall (if not paid within ten (10) business days after the due date specified in this Agreement) bear interest from such due date until the date paid, at the most recently published interest rate charged by the IRS on income tax deficiencies of large corporations, as provided by Section 6621(c) of the Code.

     SECTION 6.05.  Character and Effect of Payments. All amounts paid pursuant
                    --------------------------------
to this Agreement by one party to another party with respect to income or franchise taxes (other than interest payable under Section 6.04 above) shall be treated by such parties as intercompany settlements of liabilities for income tax and other tax purposes.


                                  ARTICLE VII

                              GENERAL PROVISIONS

     SECTION 7.01.  Complete Agreement; Construction. This Agreement shall
                    --------------------------------
constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous agreements and undertakings, both written and oral, with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and any other agreement, the provisions of this Agreement shall control. This Agreement supersedes any tax sharing, tax indemnity or similar agreement that may have previously existed between any members of the PNC Asset Management Group. This Agreement supersedes any tax sharing, tax indemnity or similar agreement that may have previously existed between any members of the PNC Group with respect to BlackRock and its subsidiaries.

     SECTION 7.02.  Survival of Agreements. Except as otherwise contemplated by
                    ----------------------
this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the IPO Date.

     SECTION 7.03.  Governing Law. This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws thereof.

     SECTION 7.04.  Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.04):

     (a)   If to PNC Asset Management:

           c/o PNC Bank Corp.

           Director of Taxes

           Corporate Tax Department

           249 Fifth Avenue

           Pittsburgh, Pennsylvania 15222-2707


     (b)   If to PNC Bank Corp.:

           Director of Taxes

           Corporate Tax Department

           249 Fifth Avenue

           Pittsburgh, Pennsylvania 15222-2707


     (c)   If to BlackRock:

           Managing Director and Chief Financial Officer

           BlackRock, Inc.

           345 Park Avenue

           New York, New York  10154

     SECTION 7.05.  Amendments. This Agreement may not be modified or amended
                    ----------
except by an agreement in writing signed by the parties.

     SECTION 7.06.  Successors and Assigns. This Agreement and all of the
                    ----------------------
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     SECTION 7.07.  No Third-Party Beneficiaries. This Agreement shall be
                    ----------------------------
binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever.

     SECTION 7.08.  Headings.  The descriptive headings contained in this
                    --------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 7.09.  Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 7.10.  Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              BLACKROCK, INC.


                              By ______________________________
                                 Name:
                                 Title:

                              PNC ASSET MANAGEMENT, INC.


                              By ______________________________
                                 Name:
                                 Title:

                              PNC BANK CORP.



                              By ______________________________
                                 Name:
                                 Title:




                                      14